Exhibit 10.1

WIND POWER HOLDINGS, INC.

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

as of April 14, 2014

i

WIND POWER HOLDINGS, INC.

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Fifth Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 14th day of April, 2014, by and among WIND POWER HOLDINGS, INC., a Delaware corporation (“Wind Power”), and the investors party hereto and listed on Schedule A attached hereto, as such Schedule may be amended in accordance with Sections 3.3 and 3.4 hereof (collectively referred to herein as the “Investors” and individually as an “Investor”).

RECITALS

WHEREAS, the Investors are parties to a Fourth Amended and Restated Investors’ Rights Agreement dated as of August 30, 2013 (the “Current Agreement”), that, among other things, grants certain persons, including certain of the Investors, registration rights, information rights, preemptive rights and certain other rights with respect to certain shares of the Company’s capital stock;

WHEREAS, Wind Power is completing a merger transaction (the “Merger”) with, among others, NPS Corp. on the date hereof pursuant to which all outstanding shares of Common Stock of Wind Power are being exchanged for NPS Corp. Common Shares (as hereafter defined) and upon completion of the Merger, NPS Corp. will assume the obligations of Wind Power hereunder;

WHEREAS, Wind Power and the Investors desire to amend the Current Agreement in order to (i) provide that certain rights under the Agreement only will be triggered if the Company determines to list its shares on a U.S. securities exchange or if a specified percentage of holders require such listing after a certain period of time; (ii) remove the existing right of first refusal in connection with future issuances of shares; and (iii) remove certain other rights of the Investors and obligations of the Company under the Agreement; and

WHEREAS, the Current Agreement may be amended pursuant to Section 3.4 thereof with the written agreement of the Company and the holders of at least 60% of the outstanding Registrable Securities (as defined in the Current Agreement)

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree to amend and restate the Current Agreement in its entirety to read as follows:

AGREEMENT

The parties hereby agree as follows:

1. Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(b) “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by or is under common control with such person;

(c) “Board” means the Board of Directors of the Company;

(d) “Charter” means the charter of the Company currently being the Fourth Amended and Restated Certificate of Incorporation of Wind Power filed with the Secretary of State of the State of Delaware on September 11, 2013, as amended to date.

(e) “Common Stock” means the common stock of the Company, par value $0.01 per share or, upon completion of the Merger, the NPS Corp. Common Shares;

(f) “Company” means Wind Power or any successor or assign thereof including, upon completion of the Merger, NPS Corp.;

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(h) “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock option, stock purchase or similar plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered;

(i) “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC;

(j) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(k) “Holder” means, at any given time, any Investor owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(l) “Listing Event” means any listing of NPS Corp. Common Shares on a U.S. national securities exchange;

(m) “NPS Corp.” means Northern Power Systems Corp., a British Columbia corporation;

(n) “NPS Corp. Common Shares” means the common shares of NPS Corp.;

(o) “person” means any individual, partnership, corporation, association or other entity, including any governmental agency or subdivision thereof, and the heirs, executors, administrators, legal representatives, successors and assigns of such person where the context so permits;

(p) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(q) “Registrable Securities” means (i) the shares of Common Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) above; excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

(r) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(s) “SEC” means the Securities and Exchange Commission; and

(t) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive six (6) months after the effective date of a Listing Event, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within twenty (20) days after the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(ii) more than once in any twelve (12)-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 120-day period (other than in an Excluded Registration).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected three (3) registrations pursuant to this Section 1.2 provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(ii) During the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date ninety (90) days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4 Form S-3 Registration. In case the Company shall receive a written request or requests from any Holder or Holders proposing to sell Registrable Securities at an aggregate purchase price to the public of not less than $5,000,000 that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any twelve (12)-month period; (iii) if the Company has, within the twelve (12)-month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; (iv) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (v) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(h) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of twelve (12) months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such twelve (12)-month period.

(k) Take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by the registration statement contemplated hereby.

1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4, whichever is applicable.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be; provided further that if, at the time of such withdrawal, the Initiating Holders shall have learned of a material adverse change in the condition or business of the Company (which change the Board reasonably agrees is such a material adverse change in the Company’s condition or business) from that known to the Initiating Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Initiating Holders shall not be required to pay any of such expenses and shall not forfeit their right to one (1) registration pursuant to Section 1.2 or Section 1.4.

1.8 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

(b) A registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 1.8(a), less than fifty percent (50%) of the total number of Registrable Securities that the Initiating Holders have requested to be included in such registration statement are actually included.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the Listing Event so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (ii) that is an Affiliated Fund, (iii) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (iv) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with a public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with the Rule 2711 of the National Association of Securities Dealers, Inc.) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in Section 1.13(a) shall apply only if all officers and directors of the Company are subject to similar agreements and shall not apply to a registration relating solely to employee benefit plans or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.13(a)).

(d) Transferees Bound. Each Holder agrees that prior to a public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.13.

(e) Legend. In the event that a lock-up agreement is required under Section 1.13(a), each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN THE INVESTORS’ RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, AS AMENDED, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14 Right to Compel Listing Event. If a Listing Event does not occur on or before December 31, 2015, then at any time thereafter (i) Investors holding at least a majority in interest of the Registrable Securities then held by all Investors, in their sole discretion, may deliver a written notice to the Company directing the Company to effect a Listing Event and (ii) any single Investor holding at least ten percent (10%) in interest of the Registrable Securities then held by all Investors may deliver a written notice to the Company directing the Company to engage the services of an investment banker acceptable to the Board for the purpose of assessing (a) the feasibility of a accomplishing a Listing Event or (b) the availability of alternative opportunities to maximize shareholder value in the Company and a liquidity of their investment. Upon receipt of any of the foregoing notices, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to effect the foregoing.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) with respect to any Holder, at such time after the Listing Event as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration, or (ii) upon termination of the Agreement, as provided in Section 3.1.

2. Intentionally omitted.

3. Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Charter, as it may be amended from time to time, including a Deemed Liquidation Event if such term is defined in the Charter.

3.2 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled including without limitation the Current Agreement.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties including NPS Corp. upon completion of the Merger. Each transferee or assignee of any securities of the Company subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor under this Agreement. The Company shall not permit the transfer of any of its securities which are subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 3.3. The Company shall make available to any Investor upon its request a copy of the then current Schedule of Investors maintained by the Company. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the Investors holding at least sixty percent (60%) of the Registrable Securities held by the Investors, including Allen & Company LLC and RockPort Capital Partners III, L.P., while each such investor holds at least twenty percent (20%) of the Registrable Securities; provided further that, no proposed amendment may single out any Investor without the written consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature pages hereof or as subsequently modified by written notice. If notice is given (i) to any party other than the Company then a copy, which shall not constitute notice, shall also be sent to such party’s counsel as specified on the signature page hereto, if any, for such party and (ii) to the Company, then a copy, which shall not constitute notice, shall also be directed to the Company’s General Counsel at 29 Pitman Road, Barre, Vermont 05641, facsimile (617) 871-1433.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

3.8 Submission to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (a) the circuit courts located in New York County, New York and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the circuit courts located in New York County, New York. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 3.8. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

3.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any such counterpart signature page may be attached to the body of a copy of this Agreement to form a complete, integrated whole. Delivery of an executed signature page by facsimile transmission or PDF file shall be effective as delivery of a manually signed counterpart of this Agreement.

3.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.11 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

3.12 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.13 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination, reclassification or exchange or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

[intentionally left blank]

The parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

WIND POWER HOLDINGS, INC.

By:	/s/ Elliot J. Mark
Elliot J. Mark
Vice President and General Counsel

Address: 29 Pitman Road, Barre, Vermont 05641

Fax Number: (617) 871-1433

[Signature Page to Fifth Amended and

Restated Investors’ Rights Agreement]

The parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first written above, such execution to be effective with respect to all classes and series of stock of the Company held by such Investor.

INVESTORS:

(Insert entity name, if applicable)

By:
(signature)

Name:
(print name)

Title:

Address:

Fax Number:

[Signature Page to Fifth Amended and

Restated Investors’ Rights Agreement]

Schedule A

Investors

Allen & Company LLC	Muhtar Kent
Baker Investments LLC	Lamson & Sally Rheinfrank Irrevocable Trust
BeCapital Private Equity SICAR	Robert Anthony Mackie
BH Cherry LLC	William Mahone and Lynn Bowman, Tenants in Common
BURLINGTOWN L.L.P.	Elliot J. Mark
Cascade Investment, LLC	William P. Moffitt
CWE LLC	Susan P. & Guy N. Molinari (JTWRS)
Dan Moskovitz Revocable Trust	Valerie A. Price
John P. Danner	Douglas S. Prince
Bruce and Nancy Deifik	Rockport Capital Partners III, L.P.
Mark Demetree	Ronphy Enterprises, L.P.
Timothy M Egan	The Gwen Scott Steeley Trust
Kristen J . Egan	Kyle Rusconi
Niko Elmaleh	James C. Shay
Victor Elmaleh	Marital Trust U/A 5th of Will of Joseph E. Sheehan
Jeffrey Gale and Jane Greenspun	Sharon Shull
James R. Gallop & Christie Allen JTWROS	Kevin L. Steeley
Nina P. Grayson	Diana K. Strauss
Brian L. Greenspun	Strauss Family Partnership
Warren Haber	Rogelio Tovar
I.R.C.A. Spa Industria Resistenze Corazzate e Affini	Charles W. Vaughan, Jr.
Investors Management Corporation	Weatherby International Inc.
James E. Lund Revocable Trust	Wind Power Systems LLC
Manny Kadre
Jack L. Kelly

Exhibit A

Form of Adoption Agreement

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on             , 20    , by the undersigned (the “Holder”) pursuant to the terms of that certain Fifth Amended and Restated Investors’ Rights Agreement dated as of April     , 2014 (the “Agreement”), by and among Wind Power Holdings, Inc., a Delaware corporation and the Investors (as defined therein). Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) for one of the following reasons (Check the correct box):

☐	as a transferee or assignee of Stock from an Investor bound by the Agreement, and after such transfer, Holder shall be deemed an “Investor” for all purposes of the Agreement pursuant to Section 3.3 of the Agreement.

☐	as a purchaser of shares of Common Stock issued by the Company after the date of the Agreement, and after such purchase, Holder shall be deemed an “Investor” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	WIND POWER HOLDINGS, INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number: